                                                                   Exhibit 10.48

                        VOTING AND INDEMNITY AGREEMENT



     In connection with the closing of that certain Loan Agreement between Hawker Pacific Aerospace ("Hawker") and Lufthansa Technik AG ("LHT") dated September 20, 2000 (the "Loan Agreement"), Hawker and LHT hereby agree as follows (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement):

     1. At the next meeting of shareholders of Hawker (the "Shareholders' Meeting"), LHT shall vote all of the Hawker securities owned by LHT as of the record date for such Shareholders' Meeting ("LHT HPAC Shares") in favor of approving the issuance and grant of the warrant ("Warrant") for 2,500,000 shares of Common Stock of Hawker to LHT.

     2. Hawker will indemnify and hold harmless LHT and its Affiliates and Representatives from any and all losses, claims, damages, liabilities ("Losses") and related costs and expenses, including the reasonable fees, and the charges and disbursements of, any counsel for LHT, arising out of, in connection with, or as a result of any of the following: (i) LHT's voting the LHT HPAC Shares in favor of the issuance and grant of the Warrant, (ii) the Warrant not being duly authorized and approved by the Shareholders at the Shareholders' Meeting due to LHT's voting in favor of the issuance and grant of the Warrant, or (iii) due to a majority of the shareholders other than LHT voting against such transaction.

     IN WITNESS WHEREOF, the undersigned have executed this Voting and Indemnity Agreement effective as of September 20, 2000.


                              HAWKER PACIFIC AEROSPACE

                              By:    /s/ Daniel J. Lubeck
                              Name:  Daniel J. Lubeck
                              Title: Chairman of the Board



                              LUFTHANSA TECHNIK AG

                              By:    /s/  Bernhard Langlotz
                              Name:  Bernhard Langlotz
                              Title: General Counsel

                              By:    /s/  James C. Stoecker
                              Name:  James C. Stoecker
                              Title: General Manager